Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Spruce Power Holding Corporation (formerly known as XL Fleet Corp.) (together with its subsidiaries, “the Company”) acquired 100% of the membership interests of Spruce Holding Company 1 LLC, Spruce Holding Company 2 LLC, Spruce Holding Company 3 LLC, and Spruce Manager LLC (collectively and together with their subsidiaries, “Spruce Power”) on September 9, 2022.

The following unaudited pro forma financial information for the six months ended June 30, 2022 and for the year ended December 31, 2021 combine the historical consolidated financial statements of the Company and the combined financial statements of Spruce Power. The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the acquisition had occurred on June 30, 2022. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2022 and for the year ended December 31, 2021 are presented as if the acquisition had occurred on January 1, 2021, the first day of the year ended December 31, 2021. We refer to the Unaudited Pro Forma Condensed Combined Balance Sheet and the Unaudited Pro Forma Condensed Combined Statements of Operations together as the “unaudited pro forma financial information.”

The unaudited pro forma financial information has been developed from, and should be read in conjunction with, the Company’s unaudited interim condensed consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2022, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the audited combined financial statements and unaudited interim financial statements of Spruce Power incorporated into this Current Report on Form 8-K/A.

The pro forma adjustments give effect to events that are (1) directly attributable to the acquisition, (2) factually supportable and (3) with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on the results of the Company after the closing of the transaction. Refer to the notes of the unaudited pro forma financial information for additional information regarding the basis of presentation and pro forma adjustments.

The unaudited pro forma financial information has been prepared by the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The Company is the acquirer for accounting purposes. Accordingly, consideration transferred by the Company to complete the acquisition has been allocated, on a preliminary basis, to identifiable assets and liabilities of Spruce Power based on estimated fair values. The Company made an allocation of the consideration transferred to the assets acquired and liabilities assumed based upon management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. Accordingly, the pro forma adjustments related to the allocation of consideration transferred are preliminary and have been presented solely for the purpose of providing the Financial Statements in this Current Report on Form 8-K/A. The Company expects to finalize the acquisition accounting as soon as practicable within the required measurement period, but in no event later than one year from the acquisition date.

SPRUCE POWER HOLDING CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2022

(In thousands, except share and per share amounts)	The Company’s Historical (as reported)	Spruce Power Historical (as reported)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$322,371	$1,379	$(61,788	)(a)	$261,962
Restricted cash	150	22,531	—		22,681
Accounts receivable, net	7,051	13,057	—		20,108
Inventory, net	14,189	—	—		14,189
Interest rate swap assets, current	—	4,326	—		4,326
Prepaid expenses and other current assets	1,323	667	—		1,990
Total current assets	345,084	41,960	(61,788)		325,256
Solar energy systems, net	—	347,293	—		347,293
Other property and equipment, net	2,239	348	—		2,587
Restricted cash	—	3,884	—		3,884
Interest rate swap assets, non-current	—	16,874	—		16,874
Customer contract assets	—	3,687	(3,687	)(b)	—
Intangible assets, net	1,245	39,759	(39,759	)(c)	1,245
Right-of-use asset	5,124	2,951	—		8,075
Goodwill	—	—	219,346	(d)	219,346
Other assets	114	358	—		472
Total assets	$353,806	$457,114	$114,112		$925,032
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$27	$23,460	$—		$23,487
Deferred revenue, current	—	275	(139	)(f)	136
Accounts payable	2,029	3,169	—		5,198
Lease liability, current	774	587	—		1,361
Accrued expenses and other current liabilities	9,042	8,079	18,798	(i)	35,919
Total current liabilities	11,872	35,570	18,659		66,101
Long-term debt, net of current portion	6	503,620	(25,252	)(e)	478,374
Deferred revenue, non-current	1,142	2,962	(1,414	)(f)	2,690
Lease liability, non-current	4,670	2,753	—		7,423
Warrant liabilities	905	—	—		905
Intangible liabilities, net	—	11,114	(11,114	)(c)	—
Contingent consideration	95	—	—		95
Total liabilities	18,690	556,019	(19,121)		555,588
Redeemable noncontrolling interests	—	39,245	—		39,245

Stockholders’ equity
Common stock	14	—	—		14
Additional paid-in capital	463,288	90,887	(90,887	)(g)	463,288
Noncontrolling interests	—	9,647	—		9,647
Accumulated deficit	(128,186)	(238,684)	224,120	(g)	(142,750)
Total stockholders’ equity (deficit)	335,116	(138,150)	133,233		330,199
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$353,806	$457,114	$114,112		$925,032

SPRUCE POWER HOLDING CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(In thousands, except per share and share amounts)	The Company’s Historical (as reported)	Spruce Power Historical	Pro Forma Adjustments		Pro Forma Combined
Revenues	$7,773	$40,040	$(926	)(c)(f)	$46,887

Operating expenses:
Cost of revenues - solar energy systems depreciation	—	7,843	—		7,843
Cost of revenues - operations and maintenance	—	4,943	—		4,943
Cost of revenues - loan servicing	—	757	—		757
Cost of revenues - inventory and other direct costs	7,641	—	—		7,641
Engineering, research and development	5,393	—	—		5,393
Selling, general, and administrative expenses	24,459	15,806	18,798	(h)	59,063
Impairment of goodwill	8,606	—	—		8,606
Total operating expenses	46,099	29,349	18,798		94,246
Gain (loss) from operations	(38,326)	10,691	(19,724)		(47,359)
Other (income) expense:
Interest expense, net	19	15,445	1,696	(e)	17,160
(Gain) loss on extinguishment of debt	(4,527)	560	(560	)(e)	(4,527)
Gain on asset disposal	(16)	(925)	—		(941)
Change in fair value of obligation to issue shares of common stock to sellers of World Energy	(498)	—	—		(498)
Change in fair value of warrant liabilities	(4,500)	—	—		(4,500)
Change in fair value of interest rate swaps	—	(26,996)	—		(26,996)
Other income	(29)	(29)	—		(58)
Net (loss) income	(28,775)	22,636	(20,860)		(26,999)
Less: Net income attributable to redeemable noncontrolling interests and noncontrolling interests	—	2,497	—		2,497
Net (loss) income attributable to stockholders	$(28,775)	$20,139	$(20,860)		$(29,496)
Net loss attributable to stockholders per share, basic	$(0.20)				$(0.21)
Net loss attributable to stockholders per share, diluted	$(0.20)				$(0.21)
Weighted-average shares outstanding, basic	141,760,478				141,760,478
Weighted-average shares outstanding, diluted	141,760,478				141,760,478

SPRUCE POWER HOLDING CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(In thousands, except per share and share amounts)	The Company’s Historical (as reported)	Spruce Power Historical (as reported)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$15,600	$81,606	$(2,443	)(c)(f)	$94,763

Operating expenses:
Cost of revenues - solar energy systems depreciation	—	15,819	—		15,819
Cost of revenues - operations and maintenance	—	9,345	—		9,345
Cost of revenues - loan servicing	—	1,714	—		1,714
Cost of revenues - inventory and other direct costs	16,296	—	—		16,296
Engineering, research and development	10,775	—	—		10,775
Selling, general, and administrative expenses	47,435	27,110	—		74,545
Total operating expenses	74,506	53,988	—		128,494
Gain (loss) from operations	(58,906)	27,618	(2,443)		(33,731)
Other (income) expense:
Interest expense, net	39	29,317	3,221	(e)	32,577
Loss on extinguishment of debt	—	2,584	(2,584	)(e)	—
(Gain) loss on asset disposal	26	(320)	(467	)(f)	(761)
Loss on impairment	3,000	—	—		3,000
Change in fair value of obligation to issue shares of common stock to sellers of World Energy	(565)	—	—		(565)
Change in fair value of warrant liabilities	(90,138)	—	—		(90,138)
Change in fair value of interest rate swaps	—	(18,674)	—		(18,674)
Other income	(58)	(1,512)	—		(1,570)
Net income from continuing operations	28,790	16,223	(2,613)		42,400
Net loss from discontinued operations	—	(1,251)	—		(1,251)
Net income	28,790	14,972	(2,613)		41,149
Less: Net income attributable to redeemable noncontrolling interests and noncontrolling interests	—	14,017	—		14,017
Net income attributable to stockholders	$28,790	$955	$(2,613)		$27,132
Net income attributable to stockholders per share, basic	$0.21				$0.20
Net income attributable to stockholders per share, diluted	$0.19				$0.18
Weighted-average shares outstanding, basic	138,457,416				138,457,416
Weighted-average shares outstanding, diluted	148,510,351				148,510,351

Spruce Power Holding Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
 (Amounts in thousands, except share and per share data)

(1) BASIS OF PRO FORMA PRESENTATION

On September 9, 2022 (“Closing Date”), the Company acquired 100% of the membership interests of Spruce Power for a purchase price of $32,585 which consisted of cash payments of $61,788 less cash and restricted cash acquired of $29,203.

The unaudited pro forma financial information and explanatory notes give effect to the acquisition of Spruce Power by the Company. The Unaudited Pro Forma Condensed Combined Balance Sheet is presented as if the acquisition had occurred as of June 30, 2022. The Unaudited Pro Forma Condensed Combined Statements of Operations are presented as if the acquisition had occurred on January 1, 2021.

The pro forma adjustments give effect to events that are (1) directly attributable to the transaction, (2) factually supportable and (3) with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on the results of the Company after the closing of the transaction.

The unaudited pro forma financial information was prepared using the acquisition method of accounting with the Company treated as the accounting acquirer and, therefore, the historical basis of the Company’s assets and liabilities is not affected by the transaction. For purposes of developing the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022, the acquired Spruce Power assets, including identifiable intangible assets and liabilities assumed, have been recorded at their estimated fair values with the excess purchase price assigned to goodwill. The estimated fair values assigned in the unaudited pro forma financial information are preliminary as we have not completed the detailed valuations necessary to arrive at the final estimates of the fair value of the acquired assets and liabilities. Differences between these preliminary estimates and the final amounts may have a material impact on the unaudited pro forma financial information.

The unaudited pro forma financial information is based on the historical financial statements of the Company and Spruce Power after giving effect to the acquisition, as well as the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial information. The unaudited pro forma financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the acquisition. Material nonrecurring charges or credits, or tax related effects resulting from the acquisition, are not reflected in the Unaudited Pro Forma Condensed Combined Statements of Operations. The unaudited pro forma financial information is presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the acquisition was consummated as of January 1, 2021. This information should be read in conjunction with the Company’s historical financial statements incorporated by reference herein and the Spruce Power financial statements and accompanying notes incorporated herein. Certain immaterial reclassifications have been made to the historical presentation of the Spruce Power financial statements to conform to the presentation used in the unaudited pro forma financial information.

Acquisition accounting rules require evaluation of certain assumptions, estimates, or determination of financial statement classifications which are completed during the measurement period as defined in current accounting standards. The accounting policies of the Company may materially vary from those of Spruce Power. During preparation of the unaudited pro forma financial information, management has performed a preliminary analysis and is not aware of any material differences, and accordingly, the unaudited pro forma financial information assumes no material differences in accounting policies between the two companies. Following the acquisition and during the measurement period, management will conduct a final review of the Spruce Power accounting policies in order to determine if differences in accounting policies require adjustment or reclassification of the Spruce Power results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of this review, management may identify differences that, when conformed, could have a material impact on this unaudited pro forma financial information.

Spruce Power Holding Corporation

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
 (Amounts in thousands, except share and per share data)

(2) PRELIMINARY PURCHASE PRICE ALLOCATION

The Unaudited Pro Forma Condensed Combined Balance Sheet has been adjusted to record the September 9, 2022 closing purchase price of $32,585, which included cash consideration paid of $61,788 less cash and restricted cash acquired of $29,203. The initial purchase price has been allocated to the acquired assets and assumed liabilities based on estimated fair values. The purchase price allocation presented below is based upon balances as of the closing date of the acquisition. This purchase price allocation is preliminary pending a final determination of the fair values of the assets and liabilities. The initial allocated fair value of acquired assets and assumed liabilities is summarized as follows:

Purchase Price Allocation
Total purchase consideration:
Cash, net of cash acquired, and restricted cash	$32,585
Allocation of consideration to assets acquired and liabilities assumed:
Accounts receivable, net	$10,995
Prepaid expenses and other current assets	6,768
Solar energy systems	406,298
Other property and equipment	337
Interest rate swap assets	26,698
Right-of-use asset	3,279
Other assets	358
Goodwill	158,636
Accounts payable	(2,620)
Accrued expenses	(13,061)
Lease liability	(3,382)
Long-term debt	(510,002)
Other liabilities	(335)
Noncontrolling interests	(51,384)

(3) PRO FORMA ADJUSTMENTS

The pro forma adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet and Statements of Operations are as follows:

(a) Includes the adjustment for cash payments made for the purchase price of Spruce Power.

(b) Includes the elimination of customer contract assets recorded in the historical financial statements of Spruce Power.

(c) Includes the elimination of intangibles and related amortization recorded in the historical financial statements of Spruce Power.

(d) Includes the adjustment for the difference of the purchase price of Spruce Power and the estimated fair values of the acquired assets and assumed liabilities.

(e) Includes the elimination of deferred financing costs and related amortization to interest expense recorded in the historical financial statements of Spruce Power and the adjustment of long-term debt to fair value.

(f) Includes the adjustment of deferred revenue and related gains or losses recorded in the historical financial statements of Spruce Power to fair value.

(g) Includes the elimination of the historical equity balances of Spruce Power and transaction costs of $14,564 which have not been reflected in the historical financial statements (see note h).

(h) Includes the accrual of one-time non-recurring transaction costs incurred in the three months ended September 30, 2022 that were not recognized in the historical financial statements for the six months ended June 30, 2022. Total one-time non-recurring transaction costs are expected to be approximately $19,500.